SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 30, 2023

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SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2023, the Company entered into an employment agreement, effective as of July 1, 2023, with Reginald Averilla, its Chief Financial Officer. The agreement provides continued employment through June 30, 2025 for a base annual salary of $195,0000, a 10% bonus at the discretion of the Board of Directors of the Company and a 12-month post termination noncompete covenant.

ITEM 9.01 Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

Exhibit No	Description

10.1	Employment agreement dated June 30, 2023 by and between the Company and Mr. Averilla

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: July 6, 2023	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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